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| DISTRICT COURT, COUNTY OF EL PASO<br>COLORADO SPRINGS, COLORADO<br><br>Court address: 270 South Tejon Street, Colorado Springs, Colorado 80903 | |
| In re Petition of Golden Cycle Gold Corporation pursuant to C.R.S. § 7-90-313 | |
| | ▲ COURT USE ONLY ▲ |
| | 06CV1699<br>Case Number<br><br>Div.: Ctrm.: 3 |

**ORDER GRANTING PETITION FOR THE FILING OF ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF GOLDEN CYCLE GOLD CORPORATION WITH RETROACTIVE EFFECTIVE DATE**

THIS MATTER having come before the Court on Rebecca E. Yarros's, an individual, and Golden Cycle Gold Corporation's, a corporation incorporated under the laws of the State of Colorado, (jointly, "Petitioners") Petition to the Court for an Order To File Articles of Amendment to the Articles of Incorporation of Golden Cycle Gold Corporation with Retroactive Effective Date, pursuant to C.R.S. § 7-90-313, and the Court having reviewed the petition, the exhibits thereto, and having heard the oral argument of petitioner's counsel, and with no objection from the Company's secretary, Donald L. Gustafson, or the Secretary of State, the Court does hereby

ORDER that the petition is granted as follows:

1. The Court does hereby authorize and approve for filing the Articles of Amendment to the Articles of Incorporation of Golden Cycle Gold Corporation, attached as **Exhibit A** to this order;

2. The Company secretary, Donald L. Gustafson, is ordered to cause, within five (5) days of the signing of this order, the filing of the Articles of Amendment to the Articles of Incorporation of Golden Cycle Gold Corporation, attached as **Exhibit A** to this order, with the office of the Secretary of State and orders the Secretary of State to accept such filing pursuant to the provisions of C.R.S. § 7-90-313;

3. The Court hereby orders and declares that the deemed Effective Date of the filed Articles of Amendment shall be for all purposes, legal and otherwise, June 15, 2004;

4. The Court hereby orders and declares that the aggregate number of shares which the Company had, and has, the authority to issue as of the Effective Date of June 15, 2004, is 100,000,000 shares, without par value; and

5. The Court hereby orders and declares that all shares of the Company issued after the Effective Date of June 15, 2004, and otherwise duly authorized by the Company, but in excess of the Company's previous authorized capital of 3,500,000, shall be deemed to be legally authorized capital of the Company.

Signed this 10 day of May, 2006.

[signature]

Judge for the District Court for the County of El Paso

Document processing fee
If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
Fees & forms/cover sheets
are subject to change.
To file electronically, access instructions
for this form/cover sheet and other
information or print copies of filed
documents, visit www.sos.state.co.us
and select Business Center.
Paper documents must be typewritten or machine printed.

ABOVE SPACE FOR OFFICE USE ONLY

## Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871251100

1. Entity name: Golden Cycle Gold Corporation
*(If changing the name of the corporation, indicate name BEFORE the name change)*

2. New Entity name:
(if applicable) ______________________

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
   - ☐ "bank" or "trust" or any derivative thereof
   - ☐ "credit union" ☐ "savings and loan"
   - ☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ______________________
*(mm/dd/yyyy)*

**OR**

If the corporation's period of duration as amended is perpetual, mark this box: ☐

7. *(Optional)* Delayed effective date: ______________________
*(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

**EXHIBIT A**

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

| Gustafson | Donald | L. | |
|---|---|---|---|
| *(Last)* | *(First)* | *(Middle)* | *(Suffix)* |

3420 Norman Drive
*(Street name and number or Post Office information)*

| Reno | NV | 89509 |
|---|---|---|
| *(City)* | *(State)* | *(Postal/Zip Code)* |

*(Province – if applicable)* *(Country – if not US)*

*(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)*

**Disclaimer:**

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

**Articles of Amendment**

**to the**

**Articles of Incorporation**

**of**

**Golden Cycle Gold Corporation**

Pursuant to the Order of the Colorado District Court for the District of El Paso, issued on May 10, 2006 in Case No. 06CV1699, and pursuant to Colorado Revised Statutes section 7-90-313, the Effective Date of these Articles of Amendment to the Articles of Incorporation of Golden Cycle Gold Corporation ("Articles of Amendment") shall be for all purposes, legal and otherwise, June 15, 2004. A copy of the Order of the Court is attached hereto.

Golden Cycle Gold Corporation hereby adopts the following Articles of Amendment to the company's Articles of Incorporation, effective June 15, 2004.

Article V is amended to read, in full, as follows:

"The aggregate number of shares which the Corporation shall have authority to issue is one hundred million (100,000,000) shares, all of which shares shall be without par value."